Exhibit 10.52
Empire Asset Management Company
2 Rector Street, 15th Floor
New York, NY 10006
September 17, 2008
Artes Medical, Inc.
5870 Pacific Center Blvd.
San Diego, CA 92121
Attn: Christopher J. Reinhard,
          Executive Chairman of the Board of Directors
Re:     Placement Agent Agreement
Gentlemen:
     The undersigned, Artes Medical, Inc., a Delaware corporation (the “Company”), desires to offer for sale (the “Offering”) to certain “accredited investors” (each, an “Investor” and, collectively, the “Investors”) through Empire Asset Management Company (“Empire” or the “Placement Agent”) up to an aggregate of 3,300,000 shares (each, a “Share” and collectively, the “Shares”) of the Company’s common stock, par value 0.0001 per Share (the “Common Stock”) at an offering price equal to a 10% discount to the average closing price of the Common Stock for the five trading days preceding the closing. For each Share purchased, an investor in the Offering will receive a warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase 1/2 Share (rounded up to the nearest whole share) for a period of five (5) years commencing six months from the date of issuance, at a purchase price equal to the consolidated closing bid price of the Common Stock immediately preceding the date of any closing. The Shares and Warrants are hereinafter collectively referred to as the “Securities.”
     The offering of the Securities will be made by the Company solely pursuant to certain Subscription Agreements which are included as an exhibit to an Investment Summary prepared by the Company. “Investment Summary” as used in this Agreement means the Company’s Confidential Investment Summary dated September 17, 2008, inclusive of all exhibits and schedules thereto, and all amendments, supplements and appendices thereto. Unless otherwise defined, each term used in this Agreement will have the same meaning as set forth in the Subscription Agreements.
     1. Agreement to Act as Placement Agent. The Company hereby appoints Empire to act as its exclusive placement agent in connection with the Offering. Empire hereby agrees, as agent of the Company, to solicit offers to purchase the Securities on a “reasonable efforts” basis upon the terms and conditions set forth in the Investment Summary. The Offering will commence on the date of the Investment Summary and continuing until September 26, 2008, unless extended by the Company and the Placement Agent for an additional ninety (90) days or terminated earlier as provided herein (the

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“Offering Period”). The date on which the Offering shall terminate shall be referred to as the “Termination Date.” Prior to the Termination Date, the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase the Securities (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding at the date hereof) otherwise than through the Placement Agent in accordance herewith.
     2. Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent as follows:
          (a) The Investment Summary has been diligently prepared by the Company, in conformity with all applicable laws, and is in compliance with Regulation D as promulgated under Section 4(2) of the Act (“Regulation D”), the Act and the requirements of all other rules and regulations (the “Regulations”) of the Securities and Exchange Commission (the “SEC”) relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Placement Agent notifies the Company the Securities are to be offered and sold. With respect to actions taken by the Company, the Securities will be offered and sold pursuant to the registration exemption provided by Regulation D and Section 4(2) and/or Section 4(6) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those jurisdictions in which the Placement Agent notifies the Company that the Securities are being offered for sale. The Company has not taken nor will it take any action which conflicts with the conditions and requirements of, or which would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Regulation D or Section 4(2) and/or Section 4(6) of the Act, and knows of no reason why any such exemption would be otherwise unavailable to it. The Company has not been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining it for failing to comply with Section 503 of Regulation D.
          (b) The Investment Summary does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. Through disclosures made by the Company to representatives of the Placement Agent, the Company has disclosed to the Placement Agent and its counsel all facts of which the Company is aware which materially and adversely affects or could reasonably be expected to materially and adversely affect the business prospects, financial condition, operations, property or affairs of the Company.

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          (c) Except as set forth in the Schedule of Exceptions and set forth in the Investment Summary, the Company is not obligated to pay, and has not obligated the Placement Agent to pay, a finder’s or origination fee in connection with the Offering to anyone other than the Placement Agent and hereby agrees to indemnify the Placement Agent from any such claim made by any other person. The Company has not offered for sale or solicited offers to purchase the Securities except for negotiations with the Placement Agent. Except as set forth in the Schedule of Exceptions and set forth in the Investment Summary, no other person has any right to participate in any offer, sale or distribution of the Company’s securities to which the Placement Agent’s rights, described herein, shall apply.
          (d) Immediately prior to the Closing, the Agent’s Warrants (as defined in Section 3(e) hereof) will have been duly authorized. No holder of any of the Agent’s Warrants will be subject to personal liability solely by reason of being such a holder. None of the Agent’s Warrants are subject to preemptive or similar rights of any stockholder or security holder of the Company or an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any securities of the Company. Immediately prior to the Closing, a sufficient number of authorized but unissued shares of Common Stock will have been reserved for issuance upon the exercise of the Agent’s Warrants.
          (e) The Company has all requisite corporate power and authority to (i) enter into and perform its obligations under this Agreement and (ii) issue, sell and deliver the Securities and the Agent’s Warrants. This Agreement has been duly authorized, executed and delivered and constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).
          (f) For the benefit of the Placement Agent, the Company hereby incorporates by reference all of its representations and warranties as set forth in Section 3.2 of the Subscription Agreement with the same force and effect as if specifically set forth herein.
     3. Closing; Fees.
          (a) Closing. Each prospective purchaser of Securities will be required to complete and execute one original of the Subscription Agreement and the Investor Questionnaire in the forms attached as Exhibits to the Investment Summary (the “Subscription Documents”). All funds for subscriptions received from the Offering will

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September 17, 2008

be promptly forwarded by the Placement Agent of the Company, if received by it, to and deposited into the escrow account (the “Escrow Account”) established for such purpose with Signature Bank, a New York State chartered bank, 261 Madison Avenue, New York NY 10016 (the “Escrow Agent”). All such funds for subscriptions of Securities will be held in the Escrow Account pursuant to the terms of the Escrow Agreement among the Company, the Placement Agent and the Escrow Agent. The Company will either accept or reject the Subscription Documents in a timely fashion and at each closing of the purchase and sale of the Securities (each, a “Closing”) will countersign the Subscription Documents and provide duplicate copies of such Subscription Documents to the Placement Agent for distribution to the subscribers. The Company will give notice to the Placement Agent of its acceptance of each accepted subscription. The Company will return to subscribers incomplete, improperly executed and rejected subscriptions and give notice thereof to the Placement Agent upon such return. If the Company and Placement Agent has received and accepted subscriptions for the Securities prior to the Termination Date and is satisfied that the funds for such Securities have been collected and all of the conditions set forth elsewhere in this Agreement are fulfilled, a Closing shall be held promptly with respect to the Securities sold. Thereafter, the remaining Securities will continue to be offered and sold until the Termination Date. Additional Closings may from time to time be conducted at times mutually agreeable with respect to additional Securities sold. The final Closing (the “Final Closing”) shall occur within ten (10) days from the earlier of the Termination Date or the Company’s acceptance of subscriptions for all Securities offered. Delivery of payment for the accepted subscriptions for Securities from the funds received in respect of such sales will be made at each Closing at such place as may be mutually agreed upon between the Company and the Placement Agent against delivery of the Securities by the Company. If Subscription Documents have not been received and accepted by the Company on or before the Termination Date, the Offering may be terminated by the Placement Agent for any reason and no Securities will be sold, and the Escrow Agent will, at the request of the Placement Agent, cause all monies received from subscribers for the Securities to be promptly returned to such subscribers without interest, penalty, expense or deduction.
          (b) Agents Fee. The Company will pay a cash placement fee (the “Agent’s Fee”) to the Placement Agent at each Closing equal to eight percent (8%) of the aggregate gross proceeds received by the Company from the sale of all Securities sold in the Offering.
          (c) Agent Warrants. As additional compensation hereunder, at each Closing, the Company will issue to the Placement Agent or its designees, warrants (the “Agent’s Warrants”) to purchase such number of shares of Common Stock equal to eight percent (8%) of all the Shares and shares of Common Stock issuable upon exercise of the Warrants sold in such Closing. The Agent’s Warrants related to Shares shall have an exercise price equal to the per share price of the Shares sold in the Offering, and the Agent’s Warrants related to the shares of Common Stock issuable upon exercise of the Warrants shall have an exercise price equal to the exercise price contained in the Warrants. The Agent’s Warrants shall be exercisable until the date five (5) years after the six month

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anniversary of the date of issuance. At the Placement Agent’s election, the Company may issued the Agent’s Warrants all at once at the Final Closing. For the benefit of the Placement Agent, the Company hereby incorporates by reference the registration rights provisions as set forth in Section 4 of the Subscription Agreement with the same force and effect as if specifically set forth herein. Other than as specifically set forth herein, the Agent’s Warrants shall contain the same provisions contained in the Warrants. The Agent’s Warrants and the Agent’s Fee are sometimes collectively referred to herein as the “Agent’s Compensation.”
          (d) Expenses. The Company shall bear all of its expenses in connection with the Offering. Whether or not the Offering is successfully completed for any reason, Empire will be entitled, upon presentation of a written accounting therefor in reasonable detail, to prompt reimbursement of its actual, out-of-pocket expenses related to the Offering, including but not limited to fees and expenses of Empire’s legal counsel, travel expenses, and due diligence related expenditures (the “Agent Expense Reimbursement”); provided, however, that Empire’s reimbursable expenses shall not exceed $50,000, and any travel expenses over five hundred dollars ($500) shall be pre-approved by the Company prior to being incurred. The provisions of this paragraph shall survive the Final Closing and any termination of the Offering.
          (e) EI Investors Tail. The Company shall also pay and issue to the Placement Agent the Agent’s Compensation calculated according to the percentages set forth in Sections 3(b) and (c) of this Agreement, if any person or entity to whom the Placement Agent has introduced (directly or indirectly) to the Company during the term of this Agreement (“EI Investors”) makes a private investment in the Company at any time prior to the date that is twelve (12) months after the termination or expiration of this Agreement regardless of whether such EI Investor purchased Securities in the Offering. In that regard, the Placement Agent shall furnish the Company with a list of EI Investors (the “EI Potential Investor List”) within 15 business days of the Termination Date or the Final Closing, which shall represent a comprehensive list of EI Investors for purposes of the “tail” provisions of this section. The Company acknowledges and agrees that the EI Investor Potential List is proprietary to the Placement Agent and shall be maintained in strict confidence by the Company. As used herein, the term “EI Investors” includes any party that is an affiliate of the specific party named in the EI Potential Investor List.
          (f) ROFR Agreement. Upon closing of at least 3,300,000 Shares in the Offering, the Company hereby grants the Placement Agent a right of first refusal for a period of twelve (12) months from such Closing to participate as a lead placement agent on any future private placement of the Company’s securities or as one of the lead managing underwriters on any public offering of the Company’s securities. It is understood that if a third party broker-dealer (including, without limitation, JMP Securities or Merriman Curhan Ford) provides the Company with written terms with respect to a future securities offering (“Written Offering Terms”), the Company shall promptly present same to the Placement Agent. The Placement Agent shall have ten (10) business days from its receipt of the Written Offering Terms in which to determine whether or not to accept such offer

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and, if the Placement Agent refuses, and provided that such financing is consummated (a) with another placement agent or underwriter upon substantially the same terms and conditions as the Written Offering Terms and (b) within three months after the end of the aforesaid ten (10) business day period, this right of first refusal shall thereafter be forfeited and terminated; provided, however, if the financing is not consummated under the conditions of clauses (a) and (b) above, then the right of first refusal shall once again be reinstated under the same terms and conditions set forth in this paragraph. In addition, if Empire elects to act as a financial advisor or placement agent to the Company for a financing transaction, Empire agrees to discuss with the Company and Cowen Healthcare Royalty Partners, L.P. (“CHRP”) an opportunity for CHRP to participate in such financing transaction as provided in Section 8.02 of the Revenue Interest Financing and Warrant Purchase Agreement, dated January 28, 2008, by and between the Company and CHRP and provided that Empire receives compensation as provided in Section 3 hereunder with respect to such investment
     4. Covenants of the Company.
          (a) Company Expenses. The Company shall pay all reasonable expenses incurred in connection with the preparation and printing of all necessary offering documents and instruments related to the Offering, the issuance of the Securities and will also pay the Company’s own expenses for accounting fees, legal fees, escrow account fees and other costs involved with the Offering, including the printing costs of the Offering documentation. The Company will provide at its own expense such quantities of the Offering documentation and other documents and instruments relating to the Offering as the Placement Agent may reasonably request. Further, as promptly as practicable after the Final Closing Date, the Company shall prepare, at its own expense, no more than four “velobound volumes” relating to the Offering and will distribute such volumes to the individuals designated by counsel to the Placement Agent.
          (b) Blue Sky. The Company will use its commercially reasonable efforts to qualify the Securities for sale under the securities laws of such jurisdictions as may be mutually agreed to by the Company and the Placement Agent, and the Company will make such applications and furnish information as may be required for such purposes, provided, that the Company will not be required or obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities.
          The Company or its counsel will provide counsel for the Placement Agent with copies of all correspondence or other documentation filed with or received from any jurisdiction where the Securities are to be registered or qualified or offered (including, without limitation, Form D filing with the SEC). In addition, upon receipt of notification by the Company of the qualification, registration or exemption of the Securities by an applicable jurisdiction, the Company will promptly notify counsel for the Placement Agent in writing of such action.

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          In each jurisdiction where the Shares have been registered or qualified or are offered in an exempt transaction as provided above, the Company will make and file such statements, documents, materials, and reports as are or may be required to be made or filed by the Company by the laws of such jurisdiction for so long a period as the Placement Agent may reasonably request.
          The Company will promptly provide to the Placement Agent for delivery to all offerees and investors and their representatives any additional information, documents and instruments which the Placement Agent or the Company reasonably deem necessary to comply with the rules, regulations and judicial and administrative interpretations respecting compliance with such exemptions or qualifications and registrations in those states where the Securities are to be offered or sold.
          The Company shall place a legend on the certificates representing the Securities issued to subscribers and the Agent’s Warrants stating that the securities evidenced thereby have not been registered under the Securities Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Securities Act and applicable state laws.
          (c) Amendments and Supplements. If, at any time prior o the Final Closing, any event shall occur which does or may materially affect the Company or as a result of which it might become necessary to amend or supplement the Investment Summary so that the representations and warranties herein remain true, or in case it shall, in the opinion of the Placement Agent and its counsel or counsel to the Company, be necessary to amend or supplement the Investment Summary to comply with Regulation D or any other applicable securities laws or regulations, the Company will promptly notify the Placement Agent and shall prepare and furnish to the Placement Agent a reasonable number of copies of appropriate amendments and/or supplements in form and substance satisfactory to the Placement Agent and its counsel.
          (d) Use of Proceeds. The net proceeds of the Offering will be used by the Company, as more fully described in the Investment Summary, for the purposes set forth in the Investment Summary.
          (e) Legal Opinion and Closing Certificates. There shall have been delivered to the Placement Agent a signed opinion of DLA Piper LLP (US), counsel to the Company (“Company Counsel”), dated as of each Closing Date, in form and substance reasonably satisfactory to counsel to the Placement Agent. In addition, the Placement Agent shall be entitled to receive copies of the closing certificates required to be delivered pursuant to Section 6.1 of the Subscription Agreements.
     5. Due Diligence and Company Cooperation. The Company shall make members of management and other employees, advisors and agents available to Empire as Empire shall reasonably request. The Company shall cooperate with the Placement Agent

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September 17, 2008

in connection with, and shall make available to the Placement Agent, historic, current and prospective information concerning the business, assets, prospects, operations and financial condition of the Company and such documents and other information as the Placement Agent shall reasonably request in connection with the services to be performed by it under this Agreement. The Company recognizes and confirms that the Placement Agent will use and rely, without investigation as to accuracy and completeness, on the documents and information (written and oral) provided by the Company and on information available from generally recognized public sources in performing the services contemplated by this Agreement and that the Placement Agent does not assume nor have responsibility for the accuracy or completeness of such documents or information. Further, the Placement Agent does not assume any obligation to make any solvency determination or to conduct any appraisal of assets or liabilities of the Company.
     6. Securities Law Compliance. Each of the Company and the Placement Agent agrees to conduct the Offering in a manner intended (a) to qualify as a private placement of the Securities in any jurisdiction in which the Securities are offered and (b) to comply with the requirements of Rule 506 of Regulation D under the Securities Act. Assuming the accuracy of the representations and warranties given to the Company by each investor to the extent relevant for such determination, the Offering will be exempt from the registration requirements of the Securities Act. In connection with offers made in the U.S. pursuant to Regulation D, the Company and the Placement Agent agree (i) to limit offers to sell, and solicitations of offers to buy, the Securities to persons reasonably believed by it to be “accredited investors” within the meaning of Rule 501(a) under the Securities Act, and (ii) not to engage in any form of general solicitation or general advertising in connection with the Offering within the meaning of Rule 502 under the Securities Act.
     7. Termination. The Offering may be terminated by the Placement Agent at any time prior to the expiration of the Offering Period as contemplated in Section 1 hereof (the “Expiration Date”) in the event that (a) any of the representations or warranties of the Company contained herein shall prove to have been false or misleading in any material respect when made or deemed made or (b) the Company shall have failed to perform any of its material obligations hereunder. This Offering may be terminated by the Company at any time prior to the Expiration Date in the event that the Placement Agent shall have failed to perform any of its material obligations hereunder. In the event of any such termination under this Section 7, the Placement Agent shall be entitled to receive, in addition to other rights and remedies it may have hereunder, at law or otherwise, an amount equal to the sum of: (X) all Agent’s Fees earned through the Expiration Date, (Y) any accountable Agent’s Expense Reimbursement through the Expiration Date; and (Z) all amounts which may become payable in respect of EI Investors pursuant to Section 3(e) hereof.

Empire Asset Management Company
September 17, 2008

     8. Miscellaneous.
          (a) Survival. Any termination of the Offering without consummation thereof, or any termination of this Agreement by the Company or the Placement Agent, shall be without obligation on the part of any party except that the provisions of Sections 3(d), 3(e), 4(a), 7 and 8 shall survive such termination.
          (b) Representations, Warranties and Covenants to Survive Delivery. The representations, warranties, indemnities, agreements, covenants and other statements of the Company contained herein shall survive the Final Closing, if any, for a period of eighteen months.
          (c) No Other Beneficiaries. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors, controlling persons and permitted assigns, and no other person, firm or corporation shall have any third party beneficiary or other rights hereunder.
          (d) ARBITRATION, CHOICE OF LAW; COSTS. THE PARTIES HERETO AGREE TO SUBMIT ALL CONTROVERSIES TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND AND AGREE THAT (A) ARBITRATION IS FINAL AND BINDING ON THE PARTIES, (B) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL, (C) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS, (D) THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY ARBITRATORS IS STRICTLY LIMITED, (E) THE PANEL OF FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY, AND (F) ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION PURSUANT TO THE RULES THEN PERTAINING TO FINRA IN THE CITY OF NEW YORK, STATE OF NEW YORK. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OVER THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED. THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM. ANY NOTICE OF SUCH ARBITRATION OR FOR THE CONFIRMATION OF ANY AWARD IN ANY ARBITRATION SHALL BE SUFFICIENT IF GIVEN IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT. THE PREVAILING PARTY, AS DETERMINED BY SUCH ARBITRATORS IN AN ARBITRATION

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PROCEEDING SHALL BE ENTITLED TO COLLECT ANY COSTS, DISBURSEMENTS AND REASONABLE ATTORNEY’S FEES FROM THE OTHER PARTY.
          (e) Notices. All notices, requests, demands and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered personally, receipt acknowledged, (ii) five (5) days after being sent by registered or certified mail, return receipt requested, postage prepaid or (iii) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery. All notices shall be made to the parties at the addresses designated above or at such other or different addresses which a party may subsequently provide with notice thereof, and to their respective legal counsel, as follows:
If to Empire, to:
Empire Asset Management Company
2 Rector Street, 15th Floor,
New York, NY 10006
Attn: Gregg Zeoli
Fax: (212) 417-8229
With a copy to:
Littman Krooks LLP
655 Third Avenue, 20th Floor
New York, NY 10017
Attn: Steven D. Uslaner, Esq.
or to such other person or address as Empire shall furnish to the Company in writing.
If to the Company, to:
Artes Medical, Inc.
5870 Pacific Center Boulevard
San Diego, California 92121
Attn: Christopher J. Reinhard, Executive Chairman of the Board
Fax: (858) 436-1001

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September 17, 2008

with a copy to:
DLA Piper US LLP
4365 Executive Drive, Suite 1100
San Diego, California 92121
Attn: Jeffrey Thacker, Esq.
Fax: (858) 638-5128
or to such other person or address as the Company shall furnish to Empire in writing.
          (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement (and all signatures need not appear on anyone counterpart). In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. This Agreement shall become effective when one or more counterparts has been signed and delivered by each of the parties hereto.
          (g) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, documents, negotiations and discussions, whether oral or written, of the parties hereto, including that certain engagement agreement, dated September 12, 2008, between the Company and the Placement Agent (the “Engagement Agreement”). Notwithstanding the foregoing, the provisions set forth in Section 6 of the Engagement Agreement with respect to indemnification and contribution and in Section 8(e) of the Engagement Agreement with respect to confidentiality shall continue in full force and effect following the execution of this Agreement.

Empire Asset Management Company
September 17, 2008

     If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.
Dated: September 17, 2008

Very truly yours, ARTES MEDICAL, INC.
By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Executive Chairman of the Board

ACCEPTED AND AGREED TO:
EMPIRE ASSET MANAGEMENT COMPANY

By:	/s/ Gregg Zeoli Gregg Zeoli
President & CEO